Industrial Services of America, Inc. Announces Appointment of Terry Hancock as Head of its Alloys Division

LOUISVILLE, Ky.--(BUSINESS WIRE)-- Industrial Services of America, Inc. (NASDAQ: IDSA) announced today that it has appointed Terry Hancock to head its Alloys division.

Mr. Hancock joined ISA in April 2010. He is a 25-year veteran of the scrap recycling industry, most recently employed in the capacity of General Manager of ELG Metals' South Gate, California facility. His experience spans all aspects of scrap processing, including management, operations, purchasing, sales and acquisition integration. Mr. Hancock has overseen the planning, development and expansion of several regional stainless steel and high temperature alloys recycling facilities over the course of his career. He is a trained metallurgist, with extensive relationships throughout the scrap metal industry.

"Terry has demonstrated leadership abilities from the time he joined ISA, and we are pleased to have someone with his credentials leading the Alloys division," stated Brian Donaghy, President and Chief Operating Officer of ISA.

Mr. Hancock replaces Steven D. Jones who is no longer with the company.

ISA's 2010 SEC filings are available for review at the Securities and Exchange Commission web site at http://www.sec.gov/edgar/searchedgar/companysearch.html.

About ISA

Headquartered in Louisville, Kentucky, Industrial Services of America, Inc., is a publicly traded company whose core business is buying, processing and marketing scrap metals and recyclable materials for domestic users and export markets. Additionally, ISA offers commercial, industrial and business customers a variety of programs and equipment to efficiently manage waste. More information about ISA is available at www.isa-inc.com.

This news release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ from predicted results. Specific risks include fluctuations in the price of recycled materials, varying demand for waste managing systems, equipment and services, competitive pressures in the waste managing systems and equipment, competitive pressures in the waste managing business, and loss of customers. Further information on factors that could affect ISA's results is detailed in ISA's filings with the Securities and Exchange Commission. ISA undertakes no obligation to publicly release the results of any revisions to the forward-looking statements.

Contacts

Industrial Services of America, Inc.
Harry Kletter, 502-366-3452
hklet@isa-inc.com
or
Alan Schroering, 502-366-3452
aschroering@isa-inc.com
http://www.isa-inc.com/